UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-4477465
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1501 Farm Credit Drive Suite 2300 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-161719.

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.01 per share (the “Common Stock”), of Global Defense Technology & Systems, Inc. (the “Registrant”) to be registered hereby is included under the section entitled “Description of Capital Stock” in the prospectus dated on or about November 19, 2009 included in the Registrant’s Registration Statement on Form S-1, as amended (No. 333-161719), as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 (the “Prospectus”), which Prospectus shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq Global Market, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”).

SIGNATURES

Pursuant to the requirements of Section 12 of the Exchange Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.

By:	/s/ JOHN HILLEN
Name:	John Hillen
Title:	President and Chief Executive Officer

Dated: November 16, 2009